Exhibit 10.6

Dated 4 April 2024

GOLDEN FORD ASIA INVESTMENT LIMITED

金豐亞洲投資有限公司

as Issuer

and

MANGO FINANCIAL LIMITED

芒果金融有限公司

as Placing Agent

PLACING AGREEMENT

with respect to US$2,000,000,000

fixed rate green notes due 2034

THIS AGREEMENT is made on _____________

BETWEEN:

(1)	GOLDEN FORD ASIA INVESTMENT LIMITED 金豐亞洲投資有限公司 , a company incorporated under the laws of Hong Kong (Company Number: 2303980 and Business Registration Number: 65426794) and having its registered office situate at Unit 08, 17/F, K11 Atelier, 18 Salisbury Road, T.S.T. Kowloon (the “Issuer”);

(2)	Mango Financial Limited 芒果金融有限公司 (the “Placing Agent”).

RECITALS

(A)	The Issuer proposes to issue, and the Placing Agent has agreed to use its best efforts to procure the subscription of, US$2,000,000,000 fixed rate green notes due 2034 (the “Notes”).

(B)	The Notes are being offered and sold in an offering outside the United States in reliance on Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(C)	The Issuer and the Placing Agent wish to record the arrangements agreed between them for the issue and placing of the Notes as set out below.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

Terms defined in the Subscription Agreement (as defined below) and the Note Instrument (as defined below) shall, unless otherwise defined in this agreement or unless a contrary intention appears, bear the same meaning when used in this agreement and the following terms shall have the following meanings:

“Closing” means the closing of the placing and issue of the Notes in accordance with this Agreement.

“Group” means the Issuer and each of the Issuer’s Subsidiaries (if any) from time to time.

“HK$” or “HKD” means the lawful currency of Hong Kong.

“Note Instrument” means the instrument to constitute the Notes and to be issued by the Issuer at the Closing, a form of which is to be agreed by the Issuer and the subscriber of the Notes.

“Party” means a party to this Agreement.

“Subscription Agreement” means a subscription agreement to be dated on or about the same date of this agreement between the Issuer and the subscriber of the Notes, as amended and/or supplemented and/or restated from time to time.

2.	ISSUE OF THE NOTES

2.1	Agreement to Issue

Subject to and in accordance with the provisions of this Agreement, the Issuer agrees to issue the Notes on the Closing Date to the Placing Agent or such other party as it may direct. The Notes will be subscribed for at an issue price equal to 100 per cent. of the principal amount of the Notes subject to, and in accordance with, the terms of this Agreement (the “Issue Price”).

2.2	The Transaction Documents

The Issuer will, as applicable, not later than the Closing Date, issue the Note Instrument. The Notes will be issued in accordance with the terms and conditions of the Note Instrument and will be in the registered form. This Agreement, the Subscription Agreement, the Note Instrument and the Note Certificate are together referred to as the “Transaction Documents”.

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2.3	No Fiduciary Relationship

The Issuer acknowledges and agrees that:

(i)	the purchase and sale of the Notes pursuant to this Agreement, including the determination of the issue of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Placing Agent;

(ii)	in connection with the placing, the Placing Agent is and has been acting solely as principal and is not the agent or fiduciary of it or any of its stockholders, creditors, employees or any other party;

(iii)	the Placing Agent has not assumed, nor will it assume, an advisory or fiduciary responsibility in favour of it with respect to the placing or the process leading thereto (irrespective of whether the Placing Agent has advised or is currently advising it on other matters) and the Placing Agent does not have any obligation to it with respect to the placing except the obligations expressly set forth in this Agreement;

(iv)	the Placing Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from its interests; and

(v)	the Placing Agent has not provided any legal, accounting, regulatory or tax advice with respect to the placing, and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes any prior agreement or understanding (whether written or oral) between the Issuer and the Placing Agent with respect to the subject matter of this clause.

3.	AGREEMENTS BY THE PLACING AGENT

3.1	Subscription

The Placing Agent agrees, on a best efforts basis, to procure subscribers to subscribe and pay for the Notes at the Issue Price on the Closing Date, subject to, and in accordance with, the terms of this Agreement. The Issuer acknowledges and agrees that the engagement of the Placing Agent under this Agreement is not an agreement by the Placing Agent or any of their respective affiliates to underwrite, subscribe or purchase any securities or otherwise provide any financing. The Placing Agent shall not be under any obligation to purchase the Notes if subscribers are not procured for any or all of the Notes. For the avoidance of doubt, the Issuer hereby acknowledges that the Placing Agent is not underwriting the Notes and, in no circumstances shall the Placing Agents be required to purchase the Notes as principal.

3.2	Restrictions

The Placing Agent represents, warrants and agrees that as at the date hereof and the Closing Date (i) it has complied with the terms set forth in Schedule 1 hereto and (ii) it is licensed under the SFO to carry out, among others, Type 1 (dealing in securities) regulated activities, with central entity number being ABS838. The Placing Agent undertakes it shall immediately notify the Issuer upon any adverse material change to the aforesaid licences under the SFO occurs.

4.	REPRESENTATIONS AND WARRANTIES

4.1	The Issuer represents and warrants to and (where applicable) agrees with the Placing Agent that:

(a)	Status

(i)	It is a corporation, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

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(ii)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(iii)	It is lawfully qualified to conduct business in those jurisdictions in the manner in which its business is currently being conducted.

(b)	Binding obligations

Its obligations in each Transaction Document to which it is a party are, or when the relevant document is executed will be, enforceable in accordance with their respective terms.

(c)	Non-conflict with other obligations

Unless permitted by the Transaction Documents, the entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

(i)	any law or regulation applicable to it;

(ii)	its and each of its Subsidiaries’ constitutional documents; or

(iii)	any agreement or instrument binding upon it or each of its Subsidiaries.

(d)	Power and authority

(i)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

(ii)	No limit on its powers or restrictions contained in any agreement to which it is a party will be breached as a result of the issuing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

(e)	Validity

All Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	for it and each of its Subsidiaries to carry on its principal business,

have been obtained or effected and are in full force and effect, except for those which will on or prior to the Closing Date be obtained and will on the Closing Date be in full force and effect.

(f)	Taxation

(i)	It has paid all Tax which is due and payable and has deducted or withheld all Tax which it has been obliged by applicable law to deduct or withhold from amounts paid by it and has properly accounted to the relevant tax authority for all amounts of Tax so deducted or withheld.

(ii)	It has within applicable time limits made all tax return as it is required to make (if applicable) and has fully complied on a timely basis with all notices served on it and any other requirements lawfully made of it by any tax authority.

(iii)	It is not currently involved in any dispute or disagreement with any tax authority in relation to Tax or regarding the availability to it of any relief.

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(g)	No default

(i)	No Event of Default is continuing or might be expected to result from the making of any issue of the Notes or the entry into, the performance of, or any transaction contemplated by, any Transaction Document to which it is a party.

(ii)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any other member of its Group which would have a Material Adverse Effect.

(h)	No proceedings pending or threatened

(i)	No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect on it to comply with its obligations under the Transaction Documents to which it is a party have been started or threatened against it or any other member of its Group.

(ii)	No order has been made, petition presented or meeting convened for the winding up of any member of its Group.

(iii)	To its best knowledge, no step has been taken by any person with a view to the appointment of an administrator, (or equivalent in the Relevant Jurisdiction), whether out of court or otherwise, in relation to any member of its Group, and no receiver has been appointed in respect of the whole or any part of any of the respective property, assets and/or undertaking of the any member of its Group.

(i)	No immunity

In any proceedings taken in a Relevant Jurisdiction in relation to the Transaction Documents to which it is a party, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

(j)	No Consent

No consent, approval, authorisation, filing with or order of any court or arbiter or governmental or regulatory agency or body is required to be taken, fulfilled or done (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the issue of the Notes, the execution and delivery of the Transaction Documents, the carrying out of the other transactions contemplated by the Transaction Documents and the Notes or the compliance by the Issuer with the terms of the Notes and by the Issuer with the terms of the Transaction Documents to which it is a party.

(k)	Anti-Money Laundering

The operations of the it and each other member of its Group are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any other member of its Group with respect to the Anti-Money Laundering Laws is pending or, to its best knowledge (after due and careful enquiry), threatened.

(l)	Foreign Issuer and U.S. Market Interest

The Issuer is a “foreign issuer” (as such term is defined in Regulation S) which reasonably believes that there is no “substantial U.S. market interest” (as defined in Regulation S) in the Issuer’s “debt securities” (as defined in Rule 902 under the Securities Act).

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(m)	Directed Selling Efforts

Neither it nor any of its affiliates (as defined in Rule 405 under the Securities Act) nor any person acting on behalf of any of them has engaged in any “directed selling efforts” (as defined in Regulation S) with respect to the Notes.

(n)	No Registration

No registration of the Notes under the Securities Act will be required for the offer, sale and delivery of the Notes by the Placing Agent in the manner contemplated by this Agreement (including without limitation complying with the provisions in schedule 1).

(o)	Green Finance Framework

(i)	The policies and procedures set out in the Green Finance Framework with respect to the Issuer reflects, among other things, its use of proceeds, process for project evaluation and selection, management of proceeds and reporting processes and are in all material respects true and accurate and not misleading.

(ii)	The External Reviewer has not revoked, withdrawn or amended its Second Party Opinion and no event has occurred which, if disclosed to the External Reviewer, will cause the External Reviewer to revoke, withdraw or amend its Second Party Opinion.

4.2	Repetition

Subject to clause 10, the representations and warranties contained in, or given pursuant to, clause 4.1 shall be deemed to have been repeated on the Closing Date taking into account the facts and circumstances subsisting at such date.

5.	GENERAL UNDERTAKINGS

The Issuer undertakes with the Placing Agent as follows (from the date hereof to and including the Closing Date):

5.1	Authorisations

It will obtain and maintain all Authorisations required for the ownership and operation of its business unless the failure to obtain and maintain the same would not result in a Material Adverse Effect and shall comply with the terms of such Authorisations in all material respects.

5.2	Compliance with laws

(a)	It shall (and shall procure that each other member of its Group to) comply in all material respects with all laws and regulations to which it or its assets may be subject.

(b)	It shall (and shall procure each other member of its Group to) comply with all applicable laws and regulations relating to the transactions contemplated under the Transaction Documents to which it is a party.

5.3	Preservation of assets

It shall (and shall procure each other member of its Group to) maintain and preserve all of its assets that are necessary for the conduct of its business as conducted as at the date of this Agreement, in good working order and condition.

5.4	Business

It shall ensure that no substantial change is made to the ordinary and usual course of business of its Group from that carried on at the date of this Agreement.

5.5	Notice of Event of Default

It shall notify the Placing Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

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5.6	Taxes

It will pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties in Hong Kong, the PRC and all other relevant jurisdictions payable on or in connection with the creation, issue and offering of the Notes or the execution or delivery of the Transaction Documents.

5.7	Warranties

It will forthwith notify the Placing Agent if at any time prior to the Closing Date anything occurs which renders or may render untrue or incorrect in any respect any of its representations, warranties, agreements and indemnities herein and will forthwith take such steps as the Placing Agent may reasonably require to remedy and/or publicise the fact.

5.8	Approvals and Filing

It will use its best endeavours to obtain all approvals and consents and promptly make all notifications, registrations and filings as may from time to time be required in relation to the Notes and the Transaction Documents, as applicable.

5.9	Directed Selling Efforts

Neither it nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on behalf of any of them will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Notes.

5.10	“Know Your Customer” Checks

Between the date hereof and the Closing Date (both dates inclusive), it shall, upon the reasonable request of the Placing Agent, supply or procure to supply to the Placing Agent of the requested documentation and other evidence reasonably satisfactory to the relevant Placing Agent to enable it to conduct any “know your customer” or anti-money laundering or other similar procedures under applicable laws and regulations.

5.11	Compliance with Green Undertakings

It will comply with the Green Undertakings particularly set out in the Subscription Agreement. Notwithstanding anything to the contrary in this Agreement, the Issuer shall not bear any liability to the Placing Agent as a result of the occurrence of a Declassification Event or a breach any of the Green Undertakings, provided that the Issuer shall cease representing in all internal and external communications, marketing or publications that the Notes (or the relevant part thereof) is a green note.

6.	CONDITIONS PRECEDENT

6.1	The obligation of the Placing Agent to use its best efforts to procure the subscription of the Notes is conditional upon:

(a)	Other Transaction Documents

The execution and delivery of the other Transaction Documents, each in a form reasonably satisfactory to the Placing Agent, by the respective parties.

(b)	Compliance

On the Closing Date (i) the representations and warranties of the Issuer in this Agreement being in material respect true, accurate and correct at, and as if made on, the Closing Date, (ii) the Issuer having performed all of its obligations under this Agreement to be performed on or before the Closing Date and (iii) there having been delivered to the Placing Agent a certificate, dated the Closing Date, signed by a duly authorised officer of the Issuer substantially in the form set forth in schedule 2 to such effect.

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(c)	Material Adverse Change

After the date of this Agreement up to and including the Closing Date, there shall not have occurred any change in the condition, prospects, results of operations or general affairs of the Issuer or its Group which, in the opinion of the Placing Agent, is material and adverse in the context of the issue and placing of the Notes.

(d)	Green Confirmation

On or before the Closing Date, there having been delivered to the Placing Agent the Green Report from Frost & Sullivan International Limited addressed to the Issuer, confirming that the Green Finance Framework is aligned with the four core components of the Green Bond Principles.

7.	CLOSING

7.1	Issue of the Notes on Closing Date

At Closing, the Issuer will issue the Notes and procure the entry in the register of noteholders (the “Register”) of the name of the subscriber and will deliver to the subscriber the Note Certificate duly executed representing the aggregate principal amount of the Notes. Delivery of the Note Certificate and completion of the Register shall constitute the issue and delivery of the Notes.

7.2	Payment

Against such delivery of the Notes directly to the subscriber, the Placing Agent shall on the same date of such delivery request the subscriber to pay the subscription moneys for the Notes to the Issuer’s bank account with the following details and/or any other account(s) designated and notified by the Issuer in writing:

Beneficiary Bank:	The Hongkong and Shanghai Banking Corporation Limited

Bank Address:	1 Queen’s Road Central, Hong Kong

Beneficiary Name :	Golden Ford Asia Investment Limited

Account No.:	741-007249-001

8.	COMMISSION

The Issuer shall pay to the Placing Agent a commission in the amount of HK$16,000,000.00. Such commission shall be paid by the Issuer to the Placing Agent within five days after the Closing Date.

9.	EXPENSES

9.1	Expenses

The Placing Agent shall bear and pay all reasonable and documented costs and expenses that the Placing Agent has agreed in writing beforehand in connection with:

(a)	the preparation, production and (where appropriate) printing of the Notes, the Transaction Documents and all other documents relating to the issuance and offering of the Notes, including the fees and disbursements of all legal advisors to the Issuer and the Placing Agent and due diligence in connection with or arising out of the issuance and offering of the Notes;

(b)	the preparation and issuance of the Green Report; and

(c)	the initial settlement, delivery and distribution (including transportation and packaging but not insurance (other than to the place of distribution)) of the Notes.

9.2	Placing Agent’s Expenses

In addition, the Placing Agent shall bear and pay all other out-of-pocket costs and expenses incurred by the Placing Agent in connection with or arising out of the issuance and offering of the Notes hereunder for which provision is not otherwise made in this clause.

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9.3	Payment

(a)	All payments due under this Agreement are to be made in:

(i)	(in the case of commission set out in clause 8 in respect of the Notes or any payment of damages or judgments debts under the Transaction Documents) USD or (if expressly stated) HKD; and

(ii)	(in the case of expenses set out in clause 9 and all other payments) the specified currency stated in the relevant invoice,

(in each case, the “Contractual Currency”) and are, in each case, stated exclusive of any applicable tax whether income taxes, withholding taxes, value added taxes, goods and services taxes, business or services taxes or similar taxes other than taxes imposed in respect of net income or profits by a taxing jurisdiction wherein the recipient is incorporated or resident for tax purposes (“Applicable Taxes”).

(b)	If any deduction or withholding for or on account of the Applicable Taxes is required to be made from any payment to the Placing Agent, or the amounts receivable by the Placing Agent hereunder are otherwise subject to assessment or levy for the Applicable Taxes, then the Issuer shall pay an additional amount so that the Placing Agent receives, free from any such withholding, deduction, assessment or levy, the full amount of the payments set out herein. The Issuer shall make appropriate payments and returns in respect of such Applicable Taxes and provide the Placing Agent with an original or authenticated copy of the tax receipt.

10.	TERMINATION

10.1	Placing Agent’s ability to terminate

Notwithstanding anything contained in this Agreement, the Placing Agent may, by notice to the Issuer given at any time prior to the Closing Date, terminate this Agreement in any of the following circumstances (where applicable):

(a)	if there shall have come to the notice of the Placing Agent any breach of, or any event rendering untrue or incorrect in any respect, any of the warranties and representations contained in this Agreement or any failure to perform any of the Issuer’s undertakings or agreements in this Agreement;

(b)	(applicable as termination rights of the Placing Agent only) if any of the conditions specified in clause 6.1 has not been satisfied on or prior to the Closing Date, unless such condition has been waived by the Placing Agent.

10.2	Consequences of termination

Upon such notice being given under clause 10.1, this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other party in respect of this Agreement, except those costs and expenses referred to in clause 9 and already incurred or reasonably incurred in consequence of such termination shall be recoverable from the Issuer.

11.	COMMUNICATIONS

11.1	Notice

A notice under or in connection with this Agreement shall be:

(a)	in writing and in English; and

(b)	delivered personally, sent by email or, sent by courier to the party due to receive the notice at the address, email address and facsimile number referred to in clause 11.2 or such other address, email address and facsimile number as a party may specify by notice in writing to the other parties received before the notice was despatched.

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11.2	Addresses

For the purposes of this clause 11, a notice shall be sent to the address, email address and facsimile number and for the attention of those persons set out below:

(a)	in the case of notices to the Issuer, to it at:

GOLDEN FORD ASIA INVESTMENT LIMITED 金豐亞洲投資有限公司

Address:	Unit 08, 17/F, K11 Atelier, 18 Salisbury Road, T.S.T. Kowloon

E-mail:	tonytong@cluck.com.hk

Attention:	Tony Tong (唐乃勤)

(b)	in the case of notices to the Placing Agent, to it at:

MANGO FINANCIAL LIMITED 芒果金融有限公司

Address:	Units 13-15, 1/F South Seas Centre, 75 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong

E-mail:	Jackycheung@mangofinancial.com.hk

jasonchen@mangofinancial.com.hk

cocowang@mangofinancial.com.hk

Attention:	Jason Chen/ Coco Wang

11.3	Effectiveness

Unless there is evidence that it was received earlier or the time of receipt is not within local business hours for the recipient, a notice is deemed given if:

(a)	delivered personally, when left at the address referred to in clause 11.2;

(b)	sent by courier, two (2) Business Days after posting it; or

(c)	sent by e-mail, upon receipt.

12.	GOVERNING LAW AND JURISDICTION

12.1	Governing law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability shall be governed by and construed in accordance with Hong Kong law.

12.2	Jurisdiction

(a)	The courts of Hong Kong have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter, existence, negotiation, validity, termination or enforceability (a “Dispute”).

(b)	The parties to this Agreement agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly the Issuer and the Placing Agent will not:

(i)	argue to the contrary; or

(ii)	take any proceedings relating to a Dispute in any jurisdiction other than Hong Kong.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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14.	INVALIDITY

Each of the provisions of this Agreement is severable. If any provision is held to be invalid or unenforceable in any respect, but would be valid and enforceable if deleted in part or reduced in application, such provision shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the foregoing, if any provision is held to be invalid or unenforceable, such provision shall to that extent be deemed not to form part of this Agreement, but the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired (as long as the fundamental relations between the parties are not materially altered).

15.	ENTIRE AGREEMENT

This Agreement constitutes the whole and only agreement between the parties relating to the issue and placing of the Notes.

16.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Ordinance.

IN WITNESS whereof this Agreement has been executed on the date first above written.

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SCHEDULE 1

Selling Restrictions

1.	United States

1.1	The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Placing Agent represents and warrants that it has not offered or sold, and agrees that it will not offer or sell, any of the Notes constituting part of its allotment except outside the United States in offshore transactions as defined in and in reliance on Rule 903 of Regulation S under the Securities Act. Accordingly, neither it, its affiliates, nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Notes. Terms used in this paragraph have the meanings given to them by Regulation S.

1.2	The Placing Agent represents and warrants that it has not entered and agrees that it will not enter into any contractual arrangement with any distributor (as that term is defined in Regulation S) with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Issuer.

2.	United Kingdom

The Placing Agent represents, warrants and agrees that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

3.	People’s Republic of China

The Placing Agent represents, warrants and agrees that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China (for such purposes, not including Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the People’s Republic of China.

4.	Hong Kong

The Placing Agent represents, warrants and agrees that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made under that Ordinance.

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5.	Singapore

The Placing Agent represents, warrants and agrees that it has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, any document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

6.	Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, the Placing Agent represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

7.	Macau

The Notes have not been and will not be promoted, distributed, sold or delivered in Macau, or any document relating to the Notes be distributed or circulated in Macau, except under the terms of and in compliance with the Macau Financial System Act and any other laws in Macau that may apply to the offer and sale of the Notes in Macau. The Notes have not been and will not be registered or otherwise authorised for public offer under the Financial System Act of Macau, thus may not be offered or sold in Macau, unless such offer is made by Macau licensed entities according to the Macau Financial System Act and upon their communication to the Macau Monetary Authority, in observation of the guidelines and recommendations issued by the Macau local regulatory authority from time to time.

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SCHEDULE 2

Form of Certificate Confirming No Material Adverse Change

To:

MANGO FINANCIAL LIMITED 芒果金融有限公司

Units 13-15

1/F South Seas Centre

75 Mody Road

Tsim Sha Tsui

Kowloon

Hong Kong

(the “Placing Agent”)

Dear Sirs

[date]

PLACING AGREEMENT RELATING TO THE SUBSCRIPTION OF US$2,000,000,000 FIXED RATE NOTES DUE 2034 ISSUED BY GOLDEN FORD ASIA INVESTMENT LIMITED 金豐亞洲投資有限公司 (THE “NOTES”)

Pursuant to the Placing Agreement dated _______________ (the “Agreement”) made between (1) GOLDEN FORD ASIA INVESTMENT LIMITED 金豐亞洲投資有限公司 (the “Issuer”), and (2) yourselves as the Placing Agent, we hereby confirm on behalf of the Issuer that as at today’s date:

(a)	the representations and warranties of the Issuer set forth in the Agreement are true, accurate and correct at, and as if made on, today’s date;

(b)	the Issuer has performed all of its obligations under the Agreement to be performed on or before today’s date; and

(c)	after the date of the Agreement and up to and including the date hereof, no change in the condition, prospects, results of operations or general affairs of the Issuer or any member of its Group (as described in the Agreement), which is material and adverse in the context of the issue and placing of the Notes.

[Signature page follows]

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Yours faithfully

For and on behalf of

GOLDEN FORD ASIA INVESTMENT LIMITED

金豐亞洲投資有限公司

Name:
Title:

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SIGNATORIES TO THE PLACING AGREEMENT

ISSUER

Signed for and on behalf of	)	By:	/s/ Tong Nai Kan
GOLDEN FORD ASIA INVESTMENT LIMITED	)
金豐亞洲投資有限公司	)
)
)
	)	Name:	Tong Nai Kan
	)	Title:

Golden Ford – Placing Agreement (Signature Page)

PLACING AGENT

Signed for and on behalf of	)	By:	/s/ Wang Ke
MANGO FINANCIAL LIMITED	)
芒果金融有限公司	)
)
)
	)	Name:	Wang Ke
	)	Title:

Golden Ford – Placing Agreement (Signature Page)